EXHIBIT 99.1

For more information, contact:

William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

Unifi Announces Fourth Quarter Results

GREENSBORO, N.C. - August 3, 2006 - Unifi, Inc. (NYSE:UFI), today released operating results for its fourth quarter and fiscal year ended June 25, 2006.

Net income for the current quarter, including discontinued operations, was a net loss of $5.4 million or $0.10 per share, which is an improvement over a net loss of $9.0 million or $0.17 per share for the prior year June quarter.  Net income for the current quarter was negatively impacted by a pre-tax loss of $2.9 million associated with the early extinguishment of debt. The Company also reported a net loss of $14.4 million or $0.28 per share for the 2006 fiscal year, which represents an improvement over a net loss of $41.2 million or $0.79 per share for the 2005 fiscal year.

Excluding discontinued operations and extraordinary items, the Company reported a net loss from continuing operations of $5.2 million or $0.10 per share compared to a net loss of $12.4 million or $0.24 per share for the prior year June quarter.  The Company also reported a net loss from continuing operations of $14.7 million or $0.28 per share for the 2006 fiscal year, which compares favorably to the net loss of $19.7 million or $0.38 per share for the 2005 fiscal year.

 "Our results for the current fiscal year mark the second straight year of improvement.  We have reduced our net loss by $55.4 million, which improvement has been driven by continued successful execution of our internal plans," said Bill Lowe, Chief Operating Officer and CFO for Unifi.  "We also successfully refinanced our long-term debt during this last fiscal quarter providing the flexibility and time to execute our longer-term external strategies."

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Unifi Announces Fourth Quarter Results - page 2

Net sales for the June quarter were $183.2 million, a decrease of $17.2 million or 8.6 percent compared to net sales of $200.4 million for the prior year June quarter.  Net sales of $738.8 million for the 2006 fiscal year represent a decrease of $55.0 million, or 6.9 percent, over 2005 fiscal year net sales of $793.8 million.

Brian Parke, Chairman and CEO for Unifi, said, "In an environment of rising raw material prices, the ability to exceed our forecast and improve the results of our underlying business during the 2006 fiscal year, reflects the soundness of the strategies that have been in place for more than two years.  We will continue to stay the course in terms of our domestic and global growth plans, as we evaluate and pursue additional opportunities to consolidate the domestic industry.  We remain keenly aware of the need to return to profitability and create value to our shareholders."

Unifi, Inc. is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: Sorbtek®, A.M.Y.®, Mynx® UV, Reflexx®, MicroVista® and Satura®. Unifi's yarns and brands are readily found in home furnishings, apparel, legwear and sewing thread, as well as industrial, automotive, military and medical applications. For more information about Unifi, visit http://www.unifi.com.

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Financial Statements to Follow

Unifi Announces Fourth Quarter Results - page 3

UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)
	For the Quarters Ended		For the Fiscal Years Ended
	June 25, 2006	June 26, 2005	June 25, 2006	June 26, 2005

Net sales	$ 183,208	$ 200,428	$ 738,825	$ 793,796
Cost of sales	171,348	199,338	696,055	762,717
Selling, general & administrative expenses	10,402	11,663	41,534	42,211
Provision (recovery) for bad debts	(93)	8,133	1,256	13,172
Interest expense	5,203	5,361	19,247	20,575
Interest income	(902)	(801)	(4,489)	(2,152)
Other (income) expense, net	(574)	(1,053)	(3,118)	(2,300)
Equity in (earnings) losses of unconsolidated affiliates	453	(653)	(825)	(6,938)
Minority interest income	-	(86)	-	(530)
Restructuring charges (recovery)	(283)	(341)	(254)	(341)
Write down of long-lived assets	51	603	2,366	603
Loss from early extinguishment of debt	2,949	-	2,949	-
Loss from continuing operations before income taxes and extraordinary item	(5,346)	(21,736)	(15,896)	(33,221)
Benefit for income taxes	(147)	(9,320)	(1,170)	(13,483)
Loss from continuing operations before extraordinary item	(5,199)	(12,416)	(14,726)	(19,738)
Income (loss) from discontinued operations, net of tax	(196)	3,607	360	(22,644)
Extraordinary gain (loss)- net of taxes of $0	-	(185)	-	1,157
Net loss	$ (5,395)	$ (8,994)	$ (14,366)	$ (41,225)

Earnings (losses) per common share (basic and diluted):
Net loss - continuing operations	$ (0.10)	$ (0.24)	$ (0.28)	$ (0.38)
Net income (loss) - discontinued operations	-	0.07	-	(0.43)
Extraordinary gain (loss)- net of taxes of $0	-	-	-	0.02
Net loss	$ (0.10)	$ (0.17)	$ (0.28)	$ (0.79)

Average basic and diluted shares outstanding	52,190	52,126	52,155	52,106

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Unifi Announces Fourth Quarter Results - page 4

UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited) (In Thousands)
	June 25, 2006	June 26, 2005
Assets
Cash and cash equivalents	$ 35,317	$ 105,621
Receivables, net	93,236	106,437
Inventories	116,018	110,827
Deferred income taxes	11,739	14,578
Assets held for sale	15,419	32,536
Restricted cash	-	2,766
Other current assets	9,229	15,590
Total current assets	280,958	388,355

Property, plant and equipment	239,696	279,732
Investments in unconsolidated affiliates	190,217	160,675
Other noncurrent assets	21,766	16,613
	$ 732,637	$ 845,375
Liabilities and Shareholders' Equity
Accounts payable	$ 68,888	$ 62,666
Accrued expenses	23,869	45,618
Income taxes payable	2,303	2,292
Current maturities of long-term debt
and other current liabilities	6,330	35,339
Total current liabilities	101,390	145,915

Long-term debt and other liabilities	202,433	259,790
Deferred income taxes	45,861	55,913
Minority interest	-	182
Shareholders' equity	382,953	383,575
	$ 732,637	$ 845,375

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 Unifi Announces Fourth Quarter Results - page 5

UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In Thousands)
	Fiscal Years Ended
	June 25, 2006	June 26, 2005

Cash and cash equivalents at beginning of year	$ 105,621	$ 65,221
Operating activities:
Net loss	(14,366)	(41,225)
Adjustments to reconcile net loss to net cash provided
by continuing operating activities:
Extraordinary gain	-	(1,157)
Loss from discontinued operations	(360)	22,644
Net (income) loss of unconsolidated equity affiliates, net of distributions	1,945	(2,302)
Depreciation	48,669	51,542
Amortization	1,276	1,350
Net (gain) loss on asset sales	(1,755)	(1,770)
Non-cash portion of loss from early extinguishment of debt	1,793	-
Non-cash portion of restructuring charges (recovery)	(254)	(341)
Non-cash write down of long-lived assets	2,366	603
Deferred income tax	(8,153)	(19,057)
Provision for bad debts and quality claims	1,256	13,172
Other	3,368	(2,089)
Change in assets and liabilities, excluding
effects of acquisitions and foreign currency
Adjustments	(5,817)	7,415
Net cash provided by continuing operating activities	29,968	28,785

Investing activities:
Capital expenditures	(11,988)	(9,422)
Investment in equity affiliates	(30,634)	(1,358)
Return of capital from equity affiliates	-	6,138
Investment in foreign restricted assets	171	388
Collection of notes receivable	404	520
Increase in notes receivable	-	(139)
Proceeds from sale of capital assets	10,093	2,290
Change in restricted cash	2,766	(2,766)
Other	(42)	(342)
Net cash used in investing activities	(29,230)	(4,691)

Financing activities:
Payment of long-term debt	(273,134)	-
Borrowing of long-term debt	190,000	-
Debt issuance costs	(8,041)	-
Issuance of Company stock	176	104
Other	530	(22)
Net cash provided by (used in) financing activities	(90,469)	82

Cash flows of discontinued operations:
Operating cash flow	(3,337)	(6,273)
Investing cash flow	22,028	13,902

Net cash provided by discontinued operations	18,691	7,629

Effect of exchange rate changes on cash and cash
equivalents	736	8,595

Net increase (decrease) in cash and cash equivalents	(70,304)	40,400

Cash and cash equivalents at end of year	$ 35,317	$ 105,621

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Unifi Announces Fourth Quarter Results - page 6

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about the Company's financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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